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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): October 16, 2006

                  RECLAMATION CONSULTING AND APPLICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

              000-26017                               58-2222646
             -----------                             ------------
       (Commission File Number)           (IRS Employer Identification No.)

                           940 Calle Amanecer Suite E
                         San Clemente, California 92673
                            Telephone: (949) 542-7440

          (Address and telephone number of principal executive offices and place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Reclamation Consulting and Applications, Inc. ("we", "us" or the "Company")
files this report on Form 8-K to report the following:

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

Our discussion under Item 8.01 below is hereby incorporated by this reference as if fully set forth hereunder.

ITEM 8.01    OTHER INFORMATION

On October 16, 2006, we entered into an Advisory Board Services Agreement (the "Agreement") with Norman R. Gish (the "Advisor"), pursuant to which we have engaged the Advisor to assist us in our efforts to increase exposure of our Alderox(R) line of products in the mining, oil sands, and drilling industries in Canada. The Advisor has a long history and extensive associates within the aforementioned industries and we believe that these relationships will considerably and immediately increase our exposure in these industry segments. The period of engagement commences on October 16, 2006 and terminates on October 16, 2007. As compensation for the Advisor's advisory services, we have issued the Advisor warrants (the "Warrants") to purchase five hundred thousand (500,000) shares (the "Warrant Shares") of our restricted common stock, at a price of Fifteen Cents ($0.15) per share. The Warrants are immediately exercisable at the exercise price at any time during the period commencing on October 16, 2006 and ending October 16, 2011. The Warrant and the Warrant Shares issuable thereunder are subject to adjustment as set forth in the Warrant Certificate.

A copy of the Agreement is attached as Exhibit 10.31 to this Current Report on Form 8-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.     Description
-----------     -----------

10.31 Advisory Board Services Agreement, dated as of October 16, 2006, by and between Reclamation Consulting and Applications, Inc. and Norman R. Gish.

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reclamation Consulting and Applications, Inc.

By:  /s/ Gordon Davies
   ------------------------
    Gordon Davies, President
    Dated: October 23, 2006

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